Exhibit 4.1

Exhibit 4.1 NIGHTHAWK RADIOLOGY HOLDINGS, INC.

COMMON STOCK NUMBER SHARES INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 65411N 60 5

This Certificate that

in the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE, OF

transferable on the books of the corporation by the holder hereof in person or duly authorized attorney upon the surrender of this certificate properly enclosed. The certificate is not valid until countersigned by the transfer agent and by the registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated: VICE PRESIDENT, GENERAL COUNSEL L AND SECRETARY PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED MELLON INVESTOR SERVICES LLC TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common TEN ENT- as tenants by the entireties JT TEN- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- Custodian

(Cust) (Minor)

under Uniform Gifts to Minors Act (State)

UNIF TRF MIN ACT- Custodian (until age_________) (Cust) (Minor) under Uniform Transfers (Minor)

to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, hereby sell, assign and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint _

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(s) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED: By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-16.